Exhibit 99.1

PRESS RELEASE

KYTHERA Biopharmaceuticals Releases Second Quarter 2014 Operating Results

Westlake Village, Calif., August 7, 2014 — KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today reported financial results for its second quarter 2014 and provided an update on recent accomplishments.

“We made significant progress during the second quarter, including the submission of our New Drug Application for ATX-101. The FDA has determined the application is sufficiently complete to permit a substantive review, and provided a PDUFA date of May 13, 2015. If approved, ATX-101 will be the first non-surgical treatment for the reduction of submental fat,” said Keith Leonard, KYTHERA’s President and CEO. “Additionally, we plan to make multiple ex-U.S. regulatory submissions by the second quarter of 2015.”

Summary Financial Results

Cash, cash equivalents and marketable securities totaled $134.7 million at June 30, 2014. This compares to $75.7 million, including $11.1 million of restricted cash at June 30, 2013. The Company had net use of cash, cash equivalents and marketable securities of $16.7 million in the second quarter and, based on current operating plans, believes its existing cash, cash equivalents and marketable securities will allow it to fund its operating plan through at least the next 12 months. Given anticipated activities in the remainder of the year, the Company expects to end 2014 with a year-end cash balance of between $90 million and $100 million.

Research and development expenses totaled $11.0 million for the second quarter 2014 and $20.9 million for the first half of 2014, compared to $7.8 million for the second quarter 2013 and $17.8 million for the first half of 2013. The increase in research and development expenses over the same period last year is primarily attributable to higher costs from an increase in headcount and related personnel costs, increased external costs related to previously announced additional trials initiated in 2014, NDA filing preparations and the building of a new medical affairs function.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

General and administrative expenses totaled $7.4 million for the second quarter of 2014 and $13.5 million for the first half of 2014, compared to $4.0 million for the second quarter of 2013 and $7.7 million for the first half of 2013. The increase in general and administrative expenses in 2014 compared to the similar period in 2013 is primarily due to personnel costs associated with an increase in headcount, increased external costs associated with preparations for potential launch of ATX-101, and increased costs as a result of maintaining a growing public company.

GAAP Net loss was $19.5 million for the second quarter of 2014, compared to $12.3 million for the second quarter of 2013.

Key Second Quarter Accomplishments

•                  In May 2014, KYTHERA submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for ATX-101 (deoxycholic acid) as an injectable treatment for the reduction of submental fat.

•                  Subsequent to the end of the quarter, the Company announced that the NDA for ATX-101 was accepted for filing by the FDA. The acceptance of the NDA reflects the FDA’s determination that the application is sufficiently complete to permit a substantive review. The NDA will be subject to a standard review and will have a Prescription Drug User Fee Act (PDUFA) action date of May 13, 2015. The PDUFA date is the goal date for the FDA to complete its review of the NDA. In addition, the FDA has informed the company that the FDA’s Division of Dermatology and Dental Products is currently planning to hold an Advisory Committee meeting on the ATX-101 application during the review.

Conference Call

KYTHERA will hold a conference call this afternoon, August 7, at 4:30 p.m. ET, to discuss results from its quarter ended June 30, 2014. The conference call will be simultaneously webcast on the Company’s web site at www.kytherabiopharma.com, and archived for future review. Dial-in numbers for the conference call are as follows: U.S. participants (877) 344-3890, international participants (760) 666-3770, passcode: 82140236.

About KYTHERA Biopharmaceuticals, Inc.

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s product candidate, ATX-101, is currently in late-stage clinical development for the reduction of submental fat, which commonly presents as a double chin, and is a potential first-in-class submental contouring injectable drug. KYTHERA submitted its New Drug Application for ATX-101 in May 2014, which the FDA has determined is sufficiently complete to permit a substantive review. KYTHERA also maintains an active research interest in hair and fat biology, pigmentation modulation and facial contouring. Find more information at www.kytherabiopharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including our expected 2014 year-end cash balance; our expectations regarding the sufficiency of our cash resources; the timing of our PDUFA date with the FDA; and the timing and number of ex-US regulatory filings. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2013.

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(Tables follow)

KYTHERA BIOPHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating expenses:
In-process research and development	$—	$—	$52,757	$—
Research and development	10,962	7,767	20,942	17,801
General and administrative	7,364	3,973	13,485	7,698
Total operating expenses	18,326	11,740	87,184	25,499
Loss from operations	(18,326)	(11,740)	(87,184)	(25,499)
Interest income	51	35	118	63
Interest expense	(1,207)	(553)	(1,861)	(948)
Net loss	$(19,482)	$(12,258)	$(88,927)	$(26,384)
Per share information:
Net loss, basic and diluted	$(0.86)	$(0.67)	$(4.00)	$(1.44)

Basic and diluted weighted average shares outstanding	22,660,000	18,423,000	22,250,000	18,379,000

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents, marketable securities and restricted cash	$134,688	$172,120
Working capital	123,023	155,695
Total assets	138,758	173,407
Notes payable (current and noncurrent)	30,622	11,505
Common stock and additional paid-in capital	360,628	322,052
Total stockholders’ equity	99,492	149,839

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013

Net loss — GAAP	$(88,927)	$(26,384)
In-process research and development	52,757	—
Net loss — Non-GAAP	$(36,170)	$(26,384)

Investor Contact:

Heather Rowe, Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com